                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated May 29, 2000, except for the last paragraph of Note 10, as to which the date is July 25, 2000, in Amendment No. 3 to the Registration Statement (Form S-1) and related prospectus of Arena Pharmaceuticals, Inc. for the registration of shares of its common stock.



                              /s/  ERNST & YOUNG LLP


July 25, 2000